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                    LEASE                                          Exhibit 10.56

       This LEASE made June 1, 2002 by and between Gallup & Hall, a limited liability partnership with offices at 730 Milford Road, Merrimack, NH (hereinafter "Landlord"), and Merrimack Services Corporation, a Delaware corporation with offices at 730 Milford Road, Merrimack, New Hampshire 03054 (hereinafter "Tenant").

       In consideration of the mutual covenants herein contained, the Landlord agrees to lease to the Tenant and the Tenant agrees to lease form the Landlord, the following described premises under the following conditions:

1. PREMISES. The premises to be leased consist of two adjoining parcels known as 442 Marlboro Street in Keene, New Hampshire and an approximately 1,152 square foot building situated thereon together with any parking spaces thereon, further described in a deed dated May 8, 1997 and recorded at Volume 1598, Page 595 in the Cheshire County Registry of Deeds.

2. TERM. This Lease shall be on a month-to-month basis.

3. RENT. Tenant shall pay to Landlord as rent the sum of $1,344.00 per month payable in advance on the first of the month.

4. POSSESSION. Tenant shall have possession of the premises upon execution of the lease.

5. COVENANTS. Landlord warrants that it is the true owner of record of the Premises. Landlord covenants that so long as Tenant pays the rent and performs its covenants, Tenant shall peaceably and quietly have, hold, enjoy and have the exclusive use of the of the premises for the term provided.

Tenant covenants that it will undertake only lawful business on the premises and that it will comply with all applicable laws and regulations, and that it will not operate any business so as to constitute a nuisance. Tenant covenants that at the end of the Lease term, or the renewal period, it will return the premises to the Landlord in its original condition, subject to reasonable wear and tear and subject to such improvements that Tenant does not remove.

6. IMPROVEMENTS. Tenant may make reasonable improvements to the premises including office fix-up and the erection of signs, at its expense. Tenant shall promptly pay for all material and labor for said improvements and shall have the option of removing any of the improvements at the end of the Lease period unless removal will cause damage to the premises; all removal shall take place no later than 30 days after the end of the Lease period. Tenant shall make no structural changes to the building without the prior written consent of the Landlord.

7. ASSIGNMENT. Tenant may assign this Lease to its subsidiary, sister or parent corporation; notice of which will be given to Landlord. Tenant will not otherwise assign or sublet this Lease without the Landlord's consent; which consent it will not unreasonably withhold. Landlord may assign this Lease to banks or other financial institutions for the purpose of securing loans made by it.

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8.  REPAIR. Landlord shall keep the buildings' roof and structure in good repair. Tenant shall make all other necessary repairs to the premises, including the heating, electrical and plumbing systems. Reasonable wear and tear shall be allowed.

9. UTILITIES. Tenant shall pay all utilities and services including water and sewer charges, snow removal, trash removal, lawn mowing, janitorial, heat electricity, telephone and any other utility.

10. TAX. Landlord shall be responsible for all real property taxes assessed against the premises.

11. INSURANCE. Tenant shall maintain adequate fire and extended hazard insurance (all risk policy) on the building and shall maintain adequate insurance on its contents and property on the premises, including improvements within the building. Tenant and Landlord shall each maintain adequate general liability insurance, with waivers of subrogation. Policies of insurance shall be presented for review upon the reasonable request of the other party.

12. SHOWING. Landlord may show the premises from time to time, at a time agreeable to Tenant.

13. HOLD HARMLESS. Tenant agrees to save the Landlord harmless from and indemnify Landlord against, any and all claims, actions or damages resulting form any act, omission or negligence of Tenant or subtenant taking place within the building or directly caused by Tenant or its agent on the premises, or in connection with making any improvements, unless any such claim, action or damage results for any act, omission or negligence of a third party on the premises, not on business with the Tenant. Landlord agrees to save the Tenant harmless form and indemnify Tenant against any and all claims, actions or damages resulting from any act, omission or negligence of Landlord or its agent.

14. GENERAL. This Lease represents the entire and exclusive understanding between the parties. This Lease shall be binding on the parties, their heirs, legal representatives, assigns and successors. Failure to exercise any rights herein shall not prejudice the parties in any future exercise of the rights. This Lease is subject to the laws of the State of New Hampshire.

Agreed.
                                       Merrimack Services Corporation

                                       By:  /s/ Bob Pratt
                                          --------------------------------------
                                          Bob Pratt, Director of Facilities

                                       Gallup & Hall, LLP

                                       By: /s/ Patricia Gallup
                                          --------------------------------------
                                          Patricia Gallup, Partner